Exhibit 4.21
                                                                    ------------

                               NINTH AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS NINTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of January 15, 2004 (this "Ninth Amendment"), by and among WELLS FARGO FOOTHILL, INC. ("Lender"), assignee of Bank of America, N.A., ELXSI, a California corporation ("ELXSI"), BICKFORD'S HOLDINGS COMPANY, INC., a Delaware corporation ("Holdings"), and BICKFORD'S FAMILY RESTAURANTS, INC., a Delaware corporation ("Bickford's" and collectively with ELXSI and Holdings, the "Borrowers").


                                   WITNESSETH:

         WHEREAS, Borrowers and Lender (or Lender's predecessor in interest) entered into that certain Amended and Restated Loan and Security Agreement, dated as of April 22, 2002, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of August 5, 2002, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 30, 2002, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of January 31, 2003, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of March 31, 2003, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 2003 (the "Fifth Amendment"), that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of August 29, 2003, that certain Amended and Restated Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of September 30, 2003, and that certain Eighth Amendment to Amended and Restated Loan and Security Agreement dated as of December 1, 2003 (as amended, restated, supplemented or otherwise modified through the date hereof, the "Loan Agreement");

         WHEREAS, on June 18, 2003, Bank of America, N.A., assigned all of its right, title and interest in and to the Loan Agreement and Related Agreements (as defined in the Loan Agreement) and Supplemental Documentation (as defined in the Loan Agreement) to Lender; and

         WHEREAS, Borrowers have requested that the Lender consent to certain amendments of the Loan Agreement as more fully set forth herein;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

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         SECTION 2. Amendments. Upon the Ninth Amendment Effective Date (as
hereinafter defined), the Loan Agreement shall be amended as follows:

               (a) The last sentence of the definition of "Note" in Section 1.1 shall be deleted in its entirety and replaced with the following:
         "Notwithstanding the terms and provisions of the Notes, each of the Notes shall be deemed amended hereby to provide for a maturity date of February 2, 2004."

               (b) The definition of "Termination Date" in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "'Termination Date' means February 2, 2004."

         SECTION 3. Waivers. On the Ninth Amendment Effective Date, Lender waives the Borrowers' noncompliance with Section 2.1 of Supplement A to the Existing Loan Agreement for the periods ending October 31, 2003, November 30, 2003, and December 31, 2003, and any Events of Default relating thereto.

         SECTION 4. Representations, Warranties and Covenants of the Borrowers. Each of the Borrowers represents and warrants to the Lender, and agrees that:

               (a) the representations and warranties contained in the Loan Agreement (as amended hereby) and the other outstanding Related Agreements and Supplemental Documentation are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date, (ii) with respect to the Shine Writs of Attachment (as defined in the Fifth Amendment) and the Shine Lawsuit (as defined in the Fifth Amendment) and (iii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Related Agreement), or as otherwise specifically permitted by the Lender;

               (b) on the Ninth Amendment Effective Date, after giving effect to this Ninth Amendment, no Unmatured Event of Default or Event of Default will have occurred and be continuing;

               (c) the execution, delivery and performance of this Ninth Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by the Borrowers, and this Ninth Amendment is a legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

               (d) the execution, delivery and performance of this Ninth Amendment does not conflict with or result in a breach by any Borrower of any term of any material contract, loan agreement, indenture or

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         other agreement or instrument to which such Borrower is a party or is subject.

         SECTION 5. Conditions Precedent to Effectiveness of Ninth Amendment. This Ninth Amendment shall become effective (the "Ninth Amendment Effective Date") upon completion of each of the following in form and substance satisfactory to Lender: (a) execution and delivery of this Ninth Amendment by Lender, Borrowers and Parent; (b) the delivery to Lender of an Allonge to each outstanding Note, executed by each of the Borrowers, and (c) delivery by Borrowers of such other documents as the Lender may reasonably request.

         SECTION 6. Breach of this Ninth Amendment. Default in the performance by any Borrower of any of Borrower's agreements set forth herein and continuance of such default for three (3) Business Days after notice thereof to Borrower from Lender shall constitute an Event of Default under the Loan Agreement.

         SECTION 7. Execution in Counterparts. This Ninth Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 8. Costs and Expenses. The Borrower hereby affirms its obligation under Section 11.3 of the Loan Agreement to reimburse Lender for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Ninth Amendment, including but not limited to the attorneys' fees and time charges of attorneys for Lender with respect thereto.

         SECTION 9. GOVERNING LAW. THIS NINTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 10. Effect of Amendment; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that (a) nothing contained in this Ninth Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other outstanding Related Agreements or Supplemental Documentation other than as expressly set forth herein and (b) the Loan Agreement (as amended hereby) and each of the other outstanding Related Agreements and Supplemental Documentation remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Upon the effectiveness of this Ninth Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

         SECTION 11. Headings. Section headings in this Ninth Amendment are included herein for convenience of any reference only and shall not constitute a part of this Ninth Amendment for any other purposes.

         SECTION 12. Release. EACH BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR

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ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE LIABILITIES OR TO SEEK
AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER OR ITS AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR ATTORNEYS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, AND ITS AFFILIATES AND PARTICIPANTS, AND ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS NINTH AMENDMENT IS EXECUTED, WHICH ANY BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE LIABILITIES, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR RELATED AGREEMENTS, SUPPLEMENTAL DOCUMENTATION OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS NINTH AMENDMENT. EACH BORROWER HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDER, ITS AFFILIATES, AND PARTICIPANTS, AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING ON OR BEFORE THE DATE HEREOF OUT OF OR RELATED TO LENDERS' ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTION OR ATTEMPTING TO COLLECT THE INDEBTEDNESS OF BORROWER TO LENDER, WHICH INDEBTEDNESS WAS EVIDENCED BY THE LOAN AGREEMENT, RELATED AGREEMENTS, SUPPLEMENTAL DOCUMENTATION AND OTHER LOAN DOCUMENTS.

                            [Signature Pages Follow]

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         IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                             ELXSI


                             By: /s/ David Doolittle
                                 -----------------------------------------------
                             Name: David Doolittle
                                   ---------------------------------------------
                             Title: Vice President
                                    --------------------------------------------

                             Address: 3600 Rio Vista Avenue, Suite A
                                      Orlando, Florida  32805

                             Attention:  President
                             Facsimile number:  407-849-0625


                             BICKFORD'S HOLDINGS COMPANY, INC.


                             By: /s/ David Doolittle
                                 -----------------------------------------------
                             Name: David Doolittle
                                   ---------------------------------------------
                             Title: Vice President
                                    --------------------------------------------

                             Address: 3600 Rio Vista Avenue, Suite A
                                      Orlando, Florida  32805

                             Attention:  President
                             Facsimile number:  407-849-0625


                             BICKFORD'S FAMILY RESTAURANTS, INC.


                             By: /s/ David Doolittle
                                 -----------------------------------------------
                             Name: David Doolittle
                                   ---------------------------------------------
                             Title: Vice President
                                    --------------------------------------------

                             Address: 3600 Rio Vista Avenue, Suite A
                                      Orlando, Florida  32805

                             Attention:  President
                             Facsimile number:  407-849-0625

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

                             WELLS FARGO FOOTHILL, INC.


                             By: /s/ Daniel Morihiro
                                 -----------------------------------------------
                             Name: Daniel Morihiro
                                   ---------------------------------------------
                             Title: Vice President
                                    --------------------------------------------

                             Address: 2450 Colorado Avenue, Suite 3000 West
                                      Santa Monica, CA  90404

                             Attention: Group Credit Manager--Specialty Finance Facsimile number: 310-453-7442

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                         ACKNOWLEDGMENT AND RATIFICATION

         The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Ninth Amendment to Amended and Restated Loan and Security Agreement,
(ii) consents to all of the terms and provisions thereof, (iii) ratifies and confirms all of the terms and provisions of the outstanding Related Agreements to which it is a party; and (iv) acknowledges and agrees that all references in the outstanding Related Agreements to any loan or credit agreement executed by and between any of the Borrowers and Lender shall refer without further amendment to the Loan Agreement as amended by the foregoing Ninth Amendment.

                             ELXSI CORPORATION


                             By: /s/ David Doolittle
                                 -----------------------------------------------
                             Name: David Doolittle
                                   ---------------------------------------------
                             Title: Vice President
                                    --------------------------------------------

                             Address: 3600 Rio Vista Avenue, Suite A
                                      Orlando, Florida  32805

                             Attention:  President
                             Facsimile number:  407-849-0625